UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

REMITLY GLOBAL, INC.
(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-40822	83-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Union Street, Suite 1000
Seattle, WA 98101
(Address of Principal Executive Offices and Zip Code)

(888) 736-4859
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RELY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On February 18, 2026, Remitly Global, Inc. (the “Company”) announced the appointment of Sebastian Gunningham as Chief Executive Officer (“CEO”) of the Company and a member of the Board of Directors (the “Board”) of the Company, effective February 19, 2026. Mr. Gunningham succeeds Matthew Oppenheimer, the Company’s co-founder, who will transition the role of CEO to Mr. Gunningham on this date as part of an orderly succession and transition plan. Mr. Oppenheimer will cease being an employee with the Company, but will continue to serve as Chair of the Board, whose membership increased from nine members to ten members. This transition for Mr. Oppenheimer did not result from any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments.

Mr. Gunningham, age 63, brings decades of global leadership and product innovation experience across financial services, technology, and high-growth digital businesses. From 2007 to 2018, Mr. Gunninghan served as a Senior Vice President at Amazon.com and member of the executive S-Team, where he led some of the company’s fastest-growing global businesses across marketplace, payments, search, and fulfillment. He served as Chairman of Santander Consumer Finance and Vice Chairman of Openbank between 2021 and 2025, helping shape Santander’s transformation into a digital and AI-enabled global financial group. He was previously CEO of Material Bank from 2023 to 2025 and Vice Chair and Co-CEO of WeWork from 2018 to 2020, and, earlier in his career, he also held senior leadership roles at Oracle and Apple. Mr. Gunningham holds a Bachelor of Science in Mathematical and Computational Sciences from Stanford University.

Compensation Arrangements for Mr. Gunningham

Pursuant to the terms of Mr. Gunningham’s offer of employment, he will receive an annual base salary of $350,000, subject to annual review. He will also be eligible to receive an equity award comprised of (i) 1,462,500 performance stock units (“PSUs”) that will be eligible to be earned based on the achievement of the below performance criteria over a five-year performance period and vesting on an annual basis over a four-year period and (ii) 787,500 restricted stock units (“RSUs”) vesting quarterly over a four-year period.

Stock Price Threshold (Per Share)	PSUs Earned If Stock Price Threshold Is Met*	Time Vesting	Number of PSUs earned
$20	15%	First Anniversary	219,375
$25	15%	First Anniversary	219,375
$32	20%	Second Anniversary	292,500
$40	25%	Third Anniversary	365,625
$50	25%	Fourth Anniversary	365,625

* Stock price is measured as a 120-trading day average

The stock price range implies an increase in the Company’s estimated market capitalization up to $10.5 billion. If any stock price threshold is not achieved during the five-year performance period, the corresponding number of PSUs will be forfeited. Vesting of these PSUs requires achievement of both the stock price threshold and the time-based service requirement, such that achievement of a specific stock price threshold will not result in vesting unless and until the service requirement is achieved.

Mr. Gunningham will also be eligible to receive a cash payment of $4,000,000, with 50% payable upon commencement of his employment and 50% payable upon the first anniversary thereof. Each installment will be subject to a one-year clawback, should Mr. Gunningham’s employment terminate for any reason (except if his employment is terminated without cause or he resigns for good reason, or his employment terminates for death or disability).

In addition, Mr. Gunningham has entered into an employment agreement with the Company, consistent with the employment agreements with the Company’s other executives. Mr. Gunningham’s employment agreement generally states that he will receive an annual base salary, that he is eligible to participate in the Company’s employee benefit plans to the extent he meets eligibility requirements, that his employment is on an at-will basis, and that he does not have a fixed employment term. Mr. Gunningham and the Company have also entered into a Change in Control and Severance Agreement, which is generally consistent with the form of Change in Control and Severance Agreement filed as Exhibit 10.5 with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Company issued a press release on February 18, 2026, announcing Mr. Oppenheimer’s transition and Mr. Gunningham’s appointment, a copy of which is attached as Exhibit 99.1 to this report.

Long-Term Cash Incentive Arrangement for Mr. Pankaj Sharma

Pankaj Sharma, the Company’s Chief Business Officer, has served in a number of executive roles with the Company since he joined in 2018. As part of the Company’s ongoing evaluation of its leadership’s compensation, the Talent & Compensation Committee of the Board has determined that Mr. Sharma will be eligible to receive a long-term cash incentive arrangement in the aggregate amount of $2,000,000, with 50% payable in February 2026 and 50% payable in February 2027. Pursuant to a letter agreement entered into by Mr. Sharma and the Company, each installment will be subject to a one-year clawback should Mr. Sharma’s employment terminate for any reason (except if his employment is terminated by the Company without cause or his employment terminates for death or disability).

The foregoing description of the agreements contained herein does not purport to be complete and is qualified in its entirety by reference to the complete texts thereof. The definitive documents governing the compensation arrangements with Mr. Gunningham and Mr. Sharma described above will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2026.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release dated February 18, 2026.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remitly Global, Inc.

Date: February 18, 2026	By:	/s/ Saema Somalya
Saema Somalya
Chief Legal and Corporate Affairs Officer